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                                                                     EXHIBIT 1.1


                            DEALER-MANAGER AGREEMENT

                        COUNTRYWIDE FINANCIAL CORPORATION

                                       AND

                          COUNTRYWIDE HOME LOANS, INC.

                                                                   July __, 2004

Lehman Brothers Inc.
745 Seventh Avenue, 3rd Floor
New York, New York  10019

Ladies and Gentlemen:

            1. THE EXCHANGE OFFER. Countrywide Financial Corporation, a Delaware corporation (the "COMPANY"), intends to offer to exchange (together with any amendments and extensions thereof, the "EXCHANGE OFFER") convertible securities due 2031 (the "NEW CONVERTIBLE SECURITIES"), with the full and unconditional guarantee (the "NEW GUARANTEE" and, together with the New Convertible Securities, the "NEW SECURITIES") of Countrywide Home Loans, Inc. (the "GUARANTOR" and, together with the Company, the "ISSUERS"), for any and all of its outstanding LYONs due February 8, 2031 (the "OLD SECURITIES"), on the terms and subject to the conditions set forth in the Prospectus and related Letter of Transmittal (each as defined below) attached hereto as Exhibits A and B, respectively.

            The New Securities will be issued pursuant to an indenture (the "NEW Indenture") to be entered into by the Issuers and The Bank of New York, as Trustee (the "NEW TRUSTEE"). The New Securities will be convertible into cash and duly and validly issued, fully paid and nonassessable shares of common stock, par value $0.05 per share (the "COMMON STOCK"), of the Company (such shares, the "CONVERSION SHARES") on the terms, and subject to the conditions, set forth in the New Indenture (including Exhibit A thereto).

            The Prospectus, the Letter of Transmittal, the Registration Statement, the Schedule TO (each as defined below), all statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority and such other documents (including, but not limited to, any advertisements, press releases or summaries relating to the Exchange Offer and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Exchange Offer), in each case in the form first authorized for use by the Issuers in connection with the Exchange Offer and approved by the Dealer-Manager, and thereafter in each case together with any amendments and supplements thereto made in accordance with the terms of this agreement (this "Agreement"), are collectively referred to as the "EXCHANGE OFFER MATERIALS".

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            2. APPOINTMENT AS DEALER-MANAGER. The Issuers hereby appoint Lehman
Brothers Inc. ("LEHMAN BROTHERS") as sole dealer-manager in connection with the Exchange Offer (in such capacity, the "DEALER-MANAGER"), and the Issuers hereby authorize Lehman Brothers to act as such in connection with the Exchange Offer. On the basis of the representations and warranties and agreements of the Issuers contained in this Agreement and subject to and in accordance with the terms and conditions hereof, Lehman Brothers agrees in accordance with its customary practice, and in accordance with all applicable United States laws and regulations, to use its commercially reasonable efforts to solicit tenders of the Old Securities pursuant to the Exchange Offer and to communicate with brokers, dealers, banks, trust companies, nominees and other persons with respect to the Exchange Offer.

            3. NO LIABILITY FOR ACTS OF BROKERS, DEALERS, BANKS, TRUST COMPANIES, NOMINEES AND OTHERS. The Dealer-Manager shall not be subject to any loss, claim, damage, liability or expense owed to the Issuers or any of the Issuers' affiliates or subsidiaries for any act or omission on the part of any broker or dealer in securities (other than itself), bank, trust company, nominee or any other person, and the Dealer-Manager shall not be liable for its own acts or omissions in performing its obligations as Dealer-Manager except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by it (including its employees and authorized agents) through its gross negligence or willful misconduct. In soliciting or obtaining tenders of Old Securities, the Issuers hereby acknowledge that Lehman Brothers, as Dealer-Manager, is acting as an independent contractor and shall not be deemed to be acting as the agent of the Issuers or as the agent of any broker, dealer, bank, trust company, nominee or other person and no broker, dealer, bank, trust company, nominee or other person shall be deemed to be acting as the agent of the Dealer-Manager, the Issuers or any of the Issuers' affiliates or subsidiaries.

            4. THE EXCHANGE OFFER MATERIALS; COMMENCEMENT; WITHDRAWAL.

            (a) The Issuers have prepared and filed with the Securities and Exchange Commission (the "COMMISSION"), under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the applicable rules and regulations of the Commission under the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the applicable rules and regulations of the Commission under the Exchange Act, a registration statement on Form S-4 (File No. 333- ), including a Prospectus, covering the registration of the exchange of New Securities for Old Securities in the Exchange Offer. The term "REGISTRATION STATEMENT" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, and the documents incorporated by reference therein, in the form in which it became effective and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the effectiveness of such amendment or supplement) such registration statement as so amended or supplemented. The term "PROSPECTUS" as used in this Agreement shall mean the prospectus included in the Registration Statement and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the time it is first provided by the Issuers for use in connection with



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the Exchange Offer) such prospectus as so amended or supplemented. Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 13 of Form S-4 under the Securities Act, as of the date of the Prospectus, as the case may be, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of the Prospectus under the Exchange Act and incorporated by reference in the Prospectus. The term "LETTER OF TRANSMITTAL" as used in this Agreement shall mean the letter of transmittal to be used by holders of the Old Securities (the "HOLDERS") tendering outstanding Old Securities pursuant to the Exchange Offer, in the form included in the Registration Statement.

            (b) Upon the Commencement Date (as defined below), the Issuers will file with the Commission under the Exchange Act and the rules and regulations promulgated thereunder a Tender Offer Statement on Schedule TO with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the "SCHEDULE TO"), a copy of which Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it is to be so filed, will be furnished to the Dealer-Manager promptly upon the filing thereof.

            (c) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Issuers, except for information provided by the Dealer-Manager in writing expressly for use in the Exchange Offer Materials, it being understood that the only information so provided by the Dealer-Manager expressly for use in the Exchange Offer Materials is the name, address and telephone numbers of Lehman Brothers, as Dealer-Manager. The Issuers hereby represent and warrant that they will commence the Exchange Offer as soon as practicable by publicly announcing its commencement and by distributing, mailing, or causing to be mailed on their behalf, copies of, where necessary, the Exchange Offer Materials to the Holders for delivery excluding the documents incorporated by reference in the Exchange Offer Materials (the "INCORPORATED DOCUMENTS"), to the beneficial Holders (the date of such announcement and of the commencement of such distribution, the "COMMENCEMENT DATE").

            (d) The Issuers hereby (i) agree to furnish the Dealer-Manager with as many copies as it may reasonably request of the final forms of all Exchange Offer Materials filed with the Commission, mailed to Holders, or provided to any other governmental authority or agency and, upon its request, any other documents incorporated therein or otherwise filed or to be filed with any federal, state or local governmental or regulatory agency or authority, any stock exchange or any court and (ii) authorize the Dealer-Manager to use copies of such Exchange Offer Materials in connection with the Exchange Offer. The Dealer-Manager hereby agrees that it will not disseminate any written materials in connection with the Exchange Offer other than such Exchange Offer Materials.

            (e) The Issuers hereby represent and agree that no solicitation material in addition to the Exchange Offer Materials, which additional materials shall be in the form which has been approved by the Dealer-Manager, will be used in connection with the Exchange Offer or filed with any federal, state or local governmental or regulatory agency or authority, including the Commission, by or on behalf of the Issuers without the Dealer-Manager's prior approval, which approval will not be unreasonably withheld. In the event that (i) the Issuers use or permit the use of any solicitation material not so approved by Dealer-Manager in connection with the Exchange

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Offer or file any such solicitation material with any such federal, state or local governmental or regulatory agency or authority without the Dealer-Manager's prior approval, (ii) the Issuers withdraw, terminate or cancel the Exchange Offer, (iii) if at any time the Dealer-Manager shall determine that any condition set forth in Section 9 shall not be satisfied, (iv) the Registration Statement containing all of the required information, including pricing information, and a prospectus that meets the requirements of Section 10(a) of the Securities Act (including a letter of transmittal), shall not have become effective on or prior to the expiration date of the Exchange Offer (the "EXPIRATION DATE") or (v) at any time during the Exchange Offer, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened by the Commission, or a request for additional information on the part of the Commission shall not have been satisfied to the reasonable satisfaction of the Dealer-Manager or there shall have been issued, at any time during the Exchange Offer, any temporary restraining order or injunction restraining or enjoining Lehman Brothers from acting in its capacity as a Dealer-Manager with respect to the Exchange Offer; then the Dealer-Manager (A) shall have a reasonable period of time after discovering or being informed of such event to elect whether to continue to act as Dealer-Manager and shall be entitled to withdraw as Dealer-Manager in connection with the Exchange Offer without any liability or penalty to it or any other person defined in Section 11 as an "Indemnified Person," (B) shall be entitled promptly to receive the payment of all fees and expenses payable to it under this Agreement which have accrued to the date of such withdrawal or which otherwise thereafter become payable and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 11.

            5. COMPENSATION. Each of the Issuers hereby jointly and severally agrees to pay the Dealer-Manager as compensation for its services as Dealer-Manager the fees described in the engagement letter dated July 12, 2004, (the "ENGAGEMENT LETTER"), between Lehman Brothers and the Issuers, payable in accordance with the terms of the Engagement Letter. Nothing in this Agreement shall affect Lehman Brothers' right to receive any other fees, compensation or reimbursement set forth in the Engagement Letter. The fees set forth in this Section shall be paid within three business days after the Expiration Date.

            6. REIMBURSEMENT OF EXPENSES AND PAYMENT OF OTHER COSTS. Each of the Issuers hereby jointly and severally agrees (a) to reimburse Lehman Brothers in connection with its services as Dealer-Manager for any out-of-pocket expenses incurred by it in connection with the preparation, printing, filing, mailing and publishing of the Exchange Offer Materials and for all out-of-pocket expenses incurred by it as Dealer-Manager, including, without limitation, the fee for special tax counsel described in the Engagement Letter; provided, however, that the Issuers shall only be required to reimburse the reasonable fees and disbursements of the Dealer-Managers' legal counsel, Simpson Thacher & Bartlett LLP if the Exchange Offer is not consummated, (b) to pay all fees and expenses of the Exchange Agent and Information Agent (each as defined below) in connection with the Exchange Offer, (c) to reimburse brokers, dealers, banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding Exchange Offer Materials to their customers, if any, and
(d) to pay any

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reasonable advertising and public relations charges pertaining to the Exchange
Offer and the related transactions. The Issuers shall promptly reimburse the Dealer-Manager for all amounts owing under Section 6(a) after such expenses have been paid or accrued and an invoice therefor has been sent by the Dealer-Manager to the Issuers, which may be sent from time to time as such expenses are paid (but without duplication) or accrued, whether or not the Exchange Offer is consummated and in addition to the amounts owing to the Dealer-Manager under the preceding Section 5.

            7. THE EXCHANGE AGENT AND INFORMATION AGENT.

            (a) The Issuers (i) have arranged for The Bank of New York to serve as exchange agent in connection with the Exchange Offer (the "EXCHANGE AGENT"),
(ii) will arrange for the Exchange Agent to advise the Dealer-Manager daily as to such matters as it may reasonably request, including the aggregate principal amount of Old Securities that have been tendered pursuant to the Exchange Offer and (iii) will arrange for the Exchange Agent to be responsible for the payment of the consideration offered by the Issuers to the Holders in connection with the Exchange Offer pursuant and subject to the Prospectus.

            (b) The Issuers have arranged for D.F. King & Co., Inc. to serve as information agent in connection with the Exchange Offer (the "INFORMATION AGENT") and to perform services in connection with the Exchange Offer that are customary for an information agent.

            (c) The Issuers will provide, or will cause the Exchange Agent and Information Agent, as applicable, to provide, the Dealer-Manager with the security listing position (or other cards or lists) containing the names and addresses of, and the aggregate principal amount of Old Securities held by, the Holders as of a recent date and will use their commercially reasonable efforts to cause the Dealer-Manager to be advised, from time to time as it may request, during the period of the Exchange Offer as to any transfers of record of Old Securities. In addition, the Issuers hereby authorize the Dealer-Manager to communicate with the New Trustee, the Exchange Agent and the Information Agent, as applicable, with respect to matters relating to the Exchange Offer and to cause the Exchange Agent and the Information Agent, as applicable, to advise the Dealer-Manager daily as to such matters as it may reasonably request, including the aggregate principal amount of Old Securities that have been tendered.

            8. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. In addition to the other representations and warranties made by the Issuers contained in this Agreement, each of the Issuers jointly and severally represents and warrants to the Dealer-Manager, and agrees with the Dealer-Manager, on each of the Commencement Date, the Expiration Date, the Exchange Date (as defined herein) and on the date of any post-effective amendment to the Registration Statement (each, an "AMENDMENT DATE") and during the period of the Exchange Offer (i.e., the period commencing on the Commencement Date through and including the Expiration Date), that:

            (a) Each of the Issuers has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each of the Issuers is duly licensed or qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which such licensing

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or qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such qualification and good standing the failure of which individually or in the aggregate, would not be likely to result in (i) a material adverse effect on the business, prospects, financial condition or results of operations of either Issuer and their respective subsidiaries taken as a whole or (ii) the material impairment of the ability of either Issuer to consummate the Exchange Offer and the other transactions contemplated in the Exchange Offer Materials and to perform in any material respect its material obligations thereunder (each of (i) and (ii), a "MATERIAL ADVERSE EFFECT").

            (b) Each of the Issuers has all necessary corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement and (ii) to make and consummate the Exchange Offer in accordance with its terms; and all necessary corporate action has been duly taken by it to authorize the Exchange Offer, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and in the Exchange Offer Materials. Each of the Issuers has taken or will take all necessary corporate action to authorize any amendments or supplements to, or modifications of, the Exchange Offer and the Exchange Offer Materials.

            (c) This Agreement has been duly authorized, executed and delivered by each of the Issuers and constitutes a valid and binding obligation of each of the Issuers enforceable in accordance with its terms, enforceable against each of the Issuers in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (d) Each "significant subsidiary" of each of the Issuers (as such term is defined in Rule 1-02 of Regulation S-X) (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has all power and authority attendant to its form of organization to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly licensed or qualified to do business and in good standing as a foreign entity in each other jurisdiction in which such licensing or qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing or licensed would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Issuers, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as would not result in a Material Adverse Effect; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of applicable preemptive or similar rights, except as would not result in a Material Adverse Effect.

            (e) Neither of the Issuers, nor any of their respective subsidiaries, is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuers or any

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of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Issuers or any of their subsidiaries is subject, except for such defaults that would not result in a Material Adverse Effect.

            (f) (i) The execution, delivery and performance by each of the Issuers of this Agreement, (ii) the making and consummation of the Exchange Offer by the Issuers, (iii) the use of the Exchange Offer Materials and the filing of the Registration Statement, the Prospectus and the Schedule TO and any amendments or supplement thereto and (iv) the consummation by the Issuers of the transactions contemplated by this Agreement and in the Exchange Offer Materials and compliance with the terms herein or therein (all of the foregoing, collectively, the "TRANSACTIONS"), in each case, (x) do not violate and will not result in a violation of any of the terms or provisions of the charter or by-laws or similar organizational documents of either of the Issuers or any of its Subsidiaries, (y) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute an event of default (or an event which with notice or lapse of time or both would become an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Issuers or any of its subsidiaries under, (A) the certificate of incorporation or by-laws of either of the Issuers, (B) any material loan or credit agreement, indenture, mortgage, note, deed of trust, lease or other material agreement or instrument to which either of the Issuers or any of its subsidiaries is a party or by which any of them may be bound or to which any of their properties or assets are bound or affected, (C) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental or regulatory instrumentality or agency or court, domestic or foreign, having jurisdiction over either of the Issuers or any of its subsidiaries or any of its properties, assets or (D) result in the creation or imposition of any lien, charge, claim, or encumbrance on any material asset or property of either of the Issuers or any of its subsidiaries and (z) complies and will comply in all material respects with all applicable laws, rules and regulations of any government or governmental or regulatory instrumentality or agency.

            (g) None of the Exchange Offer or other Transactions require or will require any consent, qualification or decree of, approval of, waiver by, license or authorization from, or permit of, or other action by or filing or registration with or notification to, any court or governmental or regulatory authority or agency other than (i) such as have been already obtained or as may be required under the Securities Act or the Exchange Act or state securities laws and (ii) as described in the Prospectus.

            (h) Each of the Issuers meets the requirements for use of Form S-4 under the Securities Act. On the Exchange Date, the Registration Statement and any post-effective amendment thereto, each in the form delivered to the Dealer-Manager, and including all Incorporated Documents, shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of either of the Issuers, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise satisfied. No stop order suspending the issuance or sale of the Common Stock pursuant to the Exchange Offer has been issued and no proceedings for that purpose are pending or, to the knowledge of either of the Issuers, are contemplated. No other

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stop order and no injunction, restraining order or denial of any application for approval has been issued or proceedings, litigation or investigation initiated or, to the best knowledge of either of the Issuers, threatened with respect to the Exchange Offer by or before any governmental or regulatory agency, or any court.

            (i) The Exchange Offer Materials, as then amended or supplemented (other than the Prospectus and the Registration Statement, and any amendments and supplements thereto, which are covered in subsection (j) below), (i) complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act; and (ii) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (j) Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Exchange Date, included or will include an untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Exchange Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection (j) and in subsection (i) shall not apply to statements contained in the Exchange Offer Materials furnished in writing by or on behalf of Lehman Brothers for inclusion in the Exchange Offer Materials.

            (k) The Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the Securities Act and the Prospectus delivered to the Dealer-Manager for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to Regulation S-T promulgated by the Commission.

            (l) The Incorporated Documents, when they became effective or were filed (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective) with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and any documents so filed and incorporated by reference in the Registration Statement or the Prospectus subsequent to the effective date of the Registration Statement and until the Expiration Date will, when they are filed with the Commission, comply in all materials respects with the requirements of the Securities Act and the Exchange Act, as applicable. When read together with the other information in the Prospectus at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Exchange Date, no such Incorporated Document, when it was filed or became effective (or, if an amendment with respect to any such Incorporated Document was filed or became effective, when such amendment was filed or became effective), contained, and no document so filed and incorporated by reference in

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the Registration Statement or Prospectus subsequent to the effective date of the
Registration Statement will contain, an untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (m) KPMG LLP, the Company's auditors beginning as of the 2004 fiscal year, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act. Grant Thornton LLP, who is reporting upon the audited financial statements with respect to the Company included in the Prospectus, were at the times of such reports independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act.

            (n) The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position, the results of operations and changes in financial position of the Company and its consolidated subsidiaries for the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries; said financial statements (including the related notes and schedules) have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved except, in each case, as disclosed in the Prospectus. The supporting schedules of the financial statements of the Company, if any, included in the Registration Statement present fairly in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement.

            (o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and through the expiration date of the Exchange Offer, except as otherwise stated in the Registration Statement and Prospectus, (i) there has been no Material Adverse Effect, (ii) there have been no transactions entered into nor direct or contingent liabilities or obligations incurred by either of the Issuers or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Issuer and its Subsidiaries considered as one enterprise, (iii) there has been no dividend or distribution of any kind declared, paid or made by either of the Issuers on any class of its capital stock, and (iv) there has not been and will not have been any material change in the capital stock or long-term indebtedness of either of the Issuers or any of its Subsidiaries (except as disclosed to the Dealer-Manager in writing).

            (p) The authorized, issued and outstanding capital stock of the Company will be as of the date at which information is given in the Prospectus as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). All of the Issuers' shares of issued and outstanding capital stock have been duly authorized, validly issued, and fully paid and are non-assessable; none of the Issuers' shares of issued and outstanding capital stock was issued in violation of applicable preemptive or other similar rights.

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            (q) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of either of the Issuers, threatened, against or affecting either of the Issuers or any of its respective subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by each of the Issuers of its obligations hereunder or which could reasonably be expected to materially adversely affect the consummation of the Transactions; the aggregate of all pending legal or governmental proceedings to which each of the Issuers or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (r) Neither of the Issuers is or, after giving effect to the Exchange Offer and the issuance of the New Securities as described in the Registration Statement and the Prospectus, will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            (s) The Issuers have all necessary power and authority to execute and deliver the New Indenture and perform their obligations thereunder; the New Indenture has been duly authorized by each of the Issuers and is duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder; when the New Indenture is duly executed and delivered by each of the Issuers, assuming due authorization, execution and delivery of the New Indenture by the New Trustee, it will constitute a legally valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the New Indenture will conform, when executed, in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (t) The Company has all necessary power and authority to execute, issue and deliver the New Convertible Securities and perform its obligations thereunder; the New Convertible Securities have been duly authorized by the Company and when the New Convertible Securities are executed, authenticated and issued in accordance with the terms of the New Indenture and delivered to Holders pursuant to the Exchange Offer on the Exchange Date, assuming due authentication of the New Convertible Securities by the New Trustee, such New Convertible Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law); and the New Convertible Securities will conform, when issued, in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (u) The Guarantor has all necessary power and authority to execute, issue and deliver the New Guarantee and perform its obligations thereunder; the New Guarantee has been duly authorized by the Guarantor and when the New Guarantee is executed and authenticated in accordance with the terms of the New Guarantee and delivered to Holders pursuant to the Exchange Offer on the Exchange Date, assuming due authentication of the New Guarantee by the New Trustee, such New Guarantee will constitute legally valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the New Guarantee will conform, when delivered, in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (v) The Company has all necessary power and authority to issue and deliver the Conversion Shares; the Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the New Securities and are free of preemptive rights; all Conversion Shares, when issued and delivered upon such conversion in accordance with the terms of the New Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and will be free and clear of any liens; and the Conversion Shares will conform, if issued, in all material respects to the description thereof in the Registration Statement and the Prospectus.

            (w) Each of the Issuers (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with its management's authorization, (B) transactions are recorded and reported to its management as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with its management's authorization and (D) the reported accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, all as required by the Sarbanes-Oxley-Act of 2002, and the Commission's regulations thereunder.

            (x) Each of the Issuers is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which either of the Issuers would have any liability; neither of the Issuers has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the "INTERNAL REVENUE CODE"); and each "pension plan" for which either of the Issuers would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (y) Each of the Issuers and each of its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes (including withholding taxes, penalties and interest, assessments, fees and other charges) due thereon, other than those for which extensions have been applied for or that are being contested in good faith and for which adequate reserves have been taken; and no tax deficiency has been determined adversely to either of the Issuers or any of its subsidiaries which has had (nor do either of the Issuers have any knowledge of any tax deficiency which, if determined adversely to the Issuer or any of its subsidiaries, might likely have) a Material Adverse Effect.

            (z) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, neither of the Issuers has (i) issued or granted any equity securities or securities convertible into or exchangeable for equity securities (other than, in each case, securities issued or granted under the stock option and similar employee benefit plans of the Issuers and their affiliates and subsidiaries), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business that would be required to be disclosed on a current or periodic report prescribed by the Commission or that would be required to be reflected on a balance sheet in accordance with GAAP,
(iii) entered into any transaction not in the ordinary course of business that would be required to be disclosed on a current or periodic report prescribed by the Commission or that would be required to be reflected on a balance sheet in accordance with GAAP or (iv) declared or paid any dividend on any of its capital stock.

            The representations and warranties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Person (as defined herein), (ii) any termination of this Agreement or (iii) any withdrawal by the Dealer-Manager pursuant to this Agreement.

            Any certificate signed by any officer of either of the Issuers or any of its subsidiaries and delivered to the Dealer-Manager or its counsel shall be deemed a representation and warranty by such Issuer to the Dealer-Manager as to the matters covered thereby.

            9. CONDITIONS TO THE DEALER-MANAGER'S OBLIGATIONS. Lehman Brothers' obligation to act as Dealer-Manager shall at all times be subject to the performance by each of the Issuers of their respective obligations herein and to the following additional conditions:

            (a) At all times from the Commencement Date to and including the date on which the Issuers exchange New Securities for validly tendered Old Securities that they have accepted in accordance with the terms of the Exchange Offer (the "EXCHANGE DATE"), each of the Issuers' representations and warranties contained herein shall be true and correct in all material respects and each of the Issuers shall have performed in all material respects all of the agreements contained in this Agreement and as set forth in the Exchange Offer Materials theretofore required by each of them to have been performed. Each of the Issuers acknowledges that Lehman Brothers' agreement to act, or to continue to act, as Dealer-Manager at a time when the Dealer-Manager knows or should know that any such representation, warranty and agreement is or may be untrue or incorrect or not performed, as the case may be, in a material respect shall be without prejudice to its right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be.

            (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to the knowledge of the Issuers, threatened by the Commission and no injunction suspending the offer, issuance, delivery or exchange of the New Securities pursuant to the Exchange Offer or the Transactions has been issued and no proceedings for that purpose are pending or, to the knowledge of the Issuers, have been threatened and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or, to the best of each of the Issuers' knowledge, threatened with respect to the Exchange Offer or the other Transactions before any court, agency or other governmental regulatory body of any jurisdiction that the Dealer-Manager, in good faith after consultation with counsel, believes renders it inadvisable for the Dealer-Manager to continue to act as Dealer-Manager.

            (c) On the Commencement Date and the Exchange Date, the Issuers will furnish to the Dealer-Manager, (i) an opinion of Munger, Tolles & Olson LLP, special counsel to the Company, substantially in the form attached hereto as
Schedule I, (ii) an opinion of the Chief Legal Officer or a General Counsel of the Company, substantially in the form attached hereto as Schedule II, and (iii) an opinion of the Chief Legal Officer or a General Counsel of the Guarantor, substantially in the form attached hereto as Schedule III, in each such case addressed to the Dealer-Manager.

            (d) On the Commencement Date and the Exchange Date, the Dealer-Manager shall have received an opinion of Simpson Thacher & Bartlett LLP, counsel to the Dealer-Manager, addressed to the Dealer-Manager, in form and substance satisfactory to the Dealer-Manager.

            (e) On the Commencement Date, the Exchange Date, and any Amendment Date, the Issuers will furnish to the Dealer-Manager (i) a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company in the form attached hereto as Schedule IV and (ii) a certificate of the Chief Executive Officer and the Chief Financial Officer of the Guarantor in the form attached hereto as Schedule V, in each case addressed to the Dealer-Manager and dated the applicable date of delivery.

            (f) KPMG LLP will furnish to the Dealer-Manager a letter addressed to the Dealer-Manager (i) dated the Commencement Date in the form attached hereto as Schedule VI and (ii) dated the Exchange Date and any Amendment Date, in form and substance satisfactory to the Dealer-Manager.

            (g) Grant Thornton LLP will furnish to the Dealer-Manager a letter addressed to the Dealer-Manager (i) dated the Commencement Date in the form attached hereto as Schedule VII and (ii) dated the Exchange Date and any Amendment Date, in form and substance satisfactory to the Dealer-Manager.

            (h) All opinions and certificates required to be delivered pursuant to the terms hereof shall be in a form and substance satisfactory to counsel for the Dealer-Manager.

            10. ADDITIONAL AGREEMENTS. In addition to the other agreements of the Issuers contained elsewhere in this Agreement, each of the Issuers hereby agrees and acknowledges, as applicable, that:

            (a) The Issuers will advise the Dealer-Manager promptly of any of the following: (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amendment to the Schedule TO or any amended or additional Exchange Offer Materials shall have been filed, (ii) the occurrence of any event which may cause either of the Issuers to withdraw, terminate or cancel the Exchange Offer, (iii) the occurrence of any event or the discovery of any fact, the occurrence or existence of which they believe would require the making of any material change in the Exchange Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iv) any proposal or requirement to make, amend or supplement the Registration Statement, the Prospectus, the Schedule TO or the other Exchange Offer Materials or other filing required by the Securities Act, the Exchange Act, "blue sky" or other state securities laws in connection with the Exchange Offer or to make any filing in connection with the Exchange Offer pursuant to any other applicable law, rule or regulation, (v) the issuance by the Commission or any other federal, state or local governmental or regulatory agency or authority of any comment or order specifically concerning the Registration Statement, Prospectus or any other Exchange Offer Materials,
(vi) any material development in connection with the Exchange Offer, the Transactions (including any change of the expiration date of the Exchange Offer, of the occurrence of any event which could cause either of the Issuers to withdraw, rescind, modify or amend the Exchange Offer and of any consummation of the Exchange Offer), or (vii) any other information relating to the Exchange Offer or the Transactions which the Dealer-Manager may from time to time reasonably request. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, any state securities commission or other governmental or regulatory agency or authority shall issue an order suspending the qualification of the New Securities under state securities or "blue sky" laws or any other governmental or regulatory agency or authority shall issue any order impeding the making or consummation of the Exchange Offer, each of the Issuers shall make reasonable effort to obtain the lifting or removal thereof as soon as possible.

            (b) Until the Exchange Offer is completed or terminated, each of the Issuers will deliver to the Dealer-Manager, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Issuers to their security holders, and of all current, regular and periodic reports filed by either of the Issuers with any securities exchange or with the Commission (excluding Current Reports on Form 8-K filed with the Commission on its EDGAR system).

            (c) In making and consummating the Exchange Offer, each of the Issuers will comply in a timely manner, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder and any other applicable laws, regulations and requirements.

            (d) Each of the Issuers agrees to make generally available to its security holders as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act covering a twelve-month period beginning not later than the first day of its fiscal quarter next following the effective date of the Registration Statement.

            (e) In the event that either of the Issuers is required, or considers it advisable, to amend or supplement the Exchange Offer Materials or make any additional filings with any federal, state or local governmental or regulatory agency or authority in connection with the Exchange Offer, then it shall not make such amendment or supplement or filing without the Dealer-Manager's prior approval.

            (f) Each of the Issuers will file and disseminate, as required, any necessary amendments or supplements to the Exchange Offer Materials and other documents that are filed with any federal, state or local governmental or regulatory agency or authority relating to the Exchange Offer, and, if there is any such filing, it will promptly furnish to the Dealer-Manager an accurate and complete copy of each such amendment or supplement upon the filing thereof.

            (g) Each of the Issuers will use its commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Exchange Date.

            11. INDEMNIFICATION AND CONTRIBUTION.

            (a) The Issuers hereby jointly and severally agree that they will hold harmless and indemnify the Dealer-Manager and its affiliates and any officer, representative, director, employee or agent of the Dealer-Manager or any such affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act) the Dealer-Manager or any such affiliates (collectively, the "INDEMNIFIED PERSONS") from and against any loss, claim, damage, liability and expense whatsoever (as incurred or suffered, and including, but not limited to, any and all legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Issuers promptly after receipt of any invoices therefor from the Dealer-Manager or such other Indemnified Persons), (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Materials, or in any solicitation material used by the Issuers or authorized by them for use in connection with the Exchange Offer, or arising out of or based upon the omission or alleged omission to state in any such document a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) any withdrawal, termination or cancellation by the Issuers of, or failure by the Issuers to make or consummate, the Exchange Offer, (C) any actions taken or omitted to be taken by an Indemnified Person pursuant to this Agreement or with the consent of the Issuers or in conformity with actions taken or omitted to be taken by the Issuers or (D) any breach by the Issuers of any representation or warranty, or any failure by the Issuers to comply with any agreement, contained in this Agreement or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Exchange Offer, any of the Transactions or the performance of Lehman Brothers' services as Dealer-Manager with respect to the Exchange Offer. However, the Issuers will not be obligated to indemnify an Indemnified Person for any loss, claim, damage, liability or expense pursuant to (a) clause (i) of the preceding sentence to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information provided by the Dealer-Manager expressly for use in the Exchange Offer Materials, it being understood that the only information so provided by the Dealer-Manager expressly for use in the Exchange Offer Materials is the name, address and telephone numbers of Lehman Brothers, as Dealer-Manager, or
(b) clause (ii) of the preceding
sentence, which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from the willful misconduct or gross negligence on the part of such Indemnified Person. The foregoing indemnity agreement is in addition to any liability which the Issuers may otherwise have to the Indemnified Person or to any director, officer, and employee or controlling persons of the Indemnified Person.

            (b) If any lawsuit, claim or other proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against the Issuers pursuant to this Section 11, such Indemnified Person shall promptly notify the Issuers of the commencement of such lawsuit, claim or proceeding after receipt by such Indemnified Person of notice of such lawsuit, claim or proceeding; provided, however, that the failure to so notify the Issuers shall not relieve the Issuers from any obligation or liability which they may have under this Section 11 except to the extent that they have been prejudiced in any material respect by such failure and in any event shall not relieve the Issuers from any other obligation or liability which they may have to such Indemnified Person otherwise than under this Section 11. In case any such lawsuit, claim or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify the Issuers of the commencement of such lawsuit, claim or proceeding, the Issuers shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the Issuers to such Indemnified Person, to assume the defense of such lawsuit, claim or proceeding with counsel of their choice at their expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of the Issuers to assume the defense of such lawsuit, claim or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the Issuers shall bear the fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses promptly after receipt of any invoice therefor from the Dealer-Manager) if (i) the use of counsel chosen by the Issuers to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an Indemnified Person and the Issuers, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or in addition to those available to the Issuers (in which case the Issuers shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) the Issuers shall not have employed counsel satisfactory to such Indemnified Person, in the exercise of such Indemnified Person's reasonable judgment, to represent such Indemnified Person within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the Issuers shall authorize such Indemnified Person to employ separate counsel at the expense of the Issuers. The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claim or proceeding. The Issuers shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent (which consent will not be unreasonably withheld), but if settled with such consent, or if there be a final judgment of the plaintiff in any such action, the Issuers agree, subject to the provisions of this Section 11, to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement or final judgment, as the case may be. The Issuers agree to notify the Dealer-Manager promptly, or cause it to be notified promptly, of the assertion in writing of any lawsuit, claim or proceeding against the Issuers, any of their officers or directors or any person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating to the Exchange Offer. The Issuers further agree that in connection with any settlement of a lawsuit, claim or proceeding against them arising out of or relating to the Exchange Offer or the consent to the entry of any judgment with respect to any pending or threatened lawsuit, claim or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the Indemnified Person is an actual or potential party to such claim or action) shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of all Indemnified Persons who are or could have been a party to such lawsuit, claim or proceeding if such Indemnified Persons could have sought indemnification hereunder, which release shall be reasonably satisfactory to the Dealer-Manager.

            (c) The Issuers and the Dealer-Manager agree that if any indemnification sought by any Indemnified Person pursuant to this Section 11 is unavailable or is insufficient for any reason, other than that specified in the second sentence of Section 11(a), then (whether or not the Dealer-Manager is the Indemnified Person) the Issuers, on the one hand, and the Dealer-Manager, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable or insufficient (i) in such proportion as is appropriate to reflect the relative benefits to the Issuers, on one hand, and the Dealer-Manager, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative faults of the Issuers, on the one hand, and the Dealer-Manager, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, subject to the limitation that in any event the Dealer-Manager's aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by the Dealer-Manager pursuant to this Agreement. It is hereby agreed by the parties hereto that the relative benefits to the Issuers, on the one hand, and the Dealer-Manager, on the other hand, with respect to the Exchange Offer shall be deemed to be in the same proportion as (i) the aggregate value of the consideration paid or proposed to be paid to the beneficial holders of the Old Securities of the Issuers pursuant to the Exchange Offer (whether or not the Exchange Offer is consummated) bears to (ii) the fees payable to the Dealer-Manager with respect to the Exchange Offer pursuant to Section 5 (whether or not the Exchange Offer is consummated). It is further agreed that the relative faults of the Issuers, on the one hand, and the Dealer-Manager, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Issuers or by the Dealer-Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Issuers or the Dealer-Manager and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this Section shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim.

            (d) In the event an Indemnified Person appears as a witness in any action brought by or on behalf of or against the Issuers (other than an action brought by the Issuers against any Indemnified Person or an action brought by an Indemnified Person against the Issuers) in which such Indemnified Person is not named as defendant, the Issuers agree to reimburse such Indemnified Person for all reasonable expenses incurred by it in connection with such Indemnified Person's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

            (e) The Issuers also agree that no Indemnified Person shall have any liability to the Issuers or any person asserting claims on behalf of or in right of the Issuers in connection with this Agreement or Lehman Brothers' acting as Dealer-Manager hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by any Indemnified Person through its or his, as the case may be, gross negligence or willful misconduct.

            (f) The foregoing rights to indemnification and contribution shall be in addition to any other rights which the Dealer-Manager and the other Indemnified Persons may have against the Issuers under common law or otherwise including, without limitation, rights to indemnification, reimbursement and contribution under the Engagement Letter.

            12. INDEMNIFICATION, REPRESENTATIONS AND WARRANTIES TO REMAIN OPERATIVE. The rights to indemnification, contribution and exculpation contained in Section 11 and the representations, warranties and agreements of the Issuers set forth in this Agreement shall survive and remain operative and in full force and effect regardless of (a) the failure to commence the Exchange Offer, the consummation of the Exchange Offer, any withdrawal, termination or cancellation of the Exchange Offer for any reason whatsoever, the exchange of Old Securities pursuant to the Exchange Offer or any withdrawal by the Dealer-Manager pursuant to Section 4, (b) any investigation made by or on behalf of any party hereto or any person controlling any party hereto within the meaning of Section 20(a) of the Exchange Act and (c) the completion of the Dealer-Manager's services under this Agreement.

            13. TERMINATION. Except as set forth in Section 12, this Agreement shall terminate upon the earliest to occur of (a) the consummation or the termination, withdrawal or cancellation of the Exchange Offer by the Issuers,
(b) the withdrawal by Lehman Brothers as the Dealer-Manager pursuant to Section 4 hereof and (c) the date that is one year from the date hereof; provided that, Sections 3, 5, 6, 8, and 11 -- 21 hereof shall survive the termination of this Agreement.

            14. NOTICES. All notices and other communications required or permitted to be provided under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

              (a)     if to Lehman Brothers:

                      Lehman Brothers Inc.
                      745 Seventh Avenue, 3rd Floor
                      New York, New York 10019
                      Attention:  Steven G. Delaney
                      Facsimile:  (646) 758-2216
                      Telephone:  (212) 528-7581

                      with a copy to:

                      Simpson Thacher & Bartlett LLP
                      425 Lexington Avenue
                      New York, New York 10017
                      Attention:  John E. Riley, Esq.
                      Facsimile:  (212) 455-2502
                      Telephone:  (212) 455-2520

              (b)     if to the Issuers:

                      Countrywide Financial Corporation
                      450 Park Granada
                      Calabasas, CA 91302
                      Attention:  Eric Sieracki
                      Facsimile:  (818) 225-4051
                      Telephone:  (818) 225-3560

                      with a copy to:

                      Munger, Tolles & Olson LLP
                      355 South Grand Avenue, 35th Floor
                      Los Angeles, CA 90071
                      Attention:  Judith Kitano
                      Facsimile:  (213) 687-3702
                      Telephone:  (213) 683-9100

            15. MODIFICATIONS. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

            16. GOVERNING LAW. The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, and all of such counterparts, taken together, shall constitute one and the same agreement.

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
            18. SEVERABILITY. If any term or provision of this Agreement is deemed or rendered invalid or unenforceable in any jurisdiction, then such term or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, which shall remain in full force and effect.

            19. SUCCESSORS. This Agreement is made solely for the benefit of the Dealer-Manager and the Issuers and, to the extent expressly set forth herein, the Indemnified Persons and their executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

            20. ENTIRE AGREEMENT. This Agreement and the Engagement Letter constitute the entire agreement by and among the parties hereto with respect to the subject matter thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

            21. HEADINGS. The headings to sections contained in this Agreement are included for ease of reference only, and the parties hereto agree that they are not to be given substantive meaning or otherwise affect each party's rights and duties hereunder.

     [The rest of this page has been left blank intentionally; the signature page follows.]

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
            Please indicate your willingness to act as Dealer-Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and your acceptance shall constitute a valid and legally binding agreement between us.

                                          Very truly yours,

                                          COUNTRYWIDE FINANCIAL CORPORATION

                                          By:______________________________
                                               Name:
                                               Title:



                                          COUNTRYWIDE HOME LOANS, INC.

                                          By:______________________________
                                               Name:
                                               Title:




Accepted and agreed as of the date
first above written:

LEHMAN BROTHERS INC.

By:  _____________________________
      Authorized Representative

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